Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Molekule Group, Inc. of our report dated June 7, 2023, relating to the financial statements of Molekule, Inc., which appears in Molekule Group, Inc.’s Current Report on Form 8-K dated June 9, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 1, 2023